    As filed with the Securities and Exchange Commission on July 19, 1996.
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             INFERENCE CORPORATION
             (Exact name of registrant as specified in its charter)

                              ---------------------
          Delaware                                       95-3436352
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                   100 Rowland Way, Novato, California 94945
                    (Address of principal executive offices)


               INFERENCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               William D. Griffin
               Senior Vice President and Chief Financial Officer
                   100 Rowland Way, Novato, California 94945
                    (Name and address of agent for service)

                              ---------------------

  Telephone number, including area code, of agent for service:  (415) 893-7200

                              ---------------------

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                    Proposed     Proposed
                                    maximum      maximum
Title of              Amount        offering     aggregate         Amount of
securities            to be         price        offering          registration
to be registered      registered    per share    price             fee
- -------------------------------------------------------------------------------
Class A Common Stock, 500,000/(1)/  $16.25/(2)/  $8,125,000/(2)/   $2,802/(2)/
$0.01 par value       shares
per share
- -------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and, pursuant to Rule 416 under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h) and based upon the closing price of the Registrant's Class A Common Stock as reported on The NASDAQ National Market as of July 15, 1996.

     The Exhibit Index for this Registration Statement is located at page 8.

================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Inference Corporation, a Delaware Corporation (the "Company"), filed with the Commission are incorporated herein by reference (for purposes of this Item 3, the term "Company" also includes the Company's predecessor, Inference Corporation, a California corporation):

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

    (b) The Company's Quarterly Report on Form 10-Q for the Company's Quarterly Period ended April 30, 1996;

    (c) The description of the Company's Class A Common Stock contained in a registration statement filed by the Company under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

    (d) The Company's Current Report on Form 8-K as filed with the Commission on July 17, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Class A Common Stock, $0.01 par value per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law") a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Certificate of Incorporation of the Company further provides that the Company is authorized to provide for the indemnification of agents (including directors and officers) of the Company to the fullest extent permitted under applicable law. Delaware Law gives the Company the power to indemnify directors, officers, employees and agents of the Company in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. In addition, the Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity. In addition, the Company has obtained directors' and officers' liability insurance.

         The Company has entered into agreements (the "Indemnification Agreements") with each of the directors and executive officers of the Company pursuant to which the Company has agreed to indemnify such director or executive officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or executive officer in or arising out of his or her capacity as a director, executive officer, employee and/or agent of the Company or any other corporation of which he or she is a director or executive officer at the request of the Company to the maximum extent provided by applicable law. Such director or executive officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law. It is anticipated that similar contracts may be entered into, from time to time, with future directors and executive officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See attached Exhibit Index.


ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect
              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that the undertakings set forth in paragraphs
    (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on July 17, 1996.


                                  INFERENCE CORPORATION



                             By:  /s/ WILLIAM D. GRIFFIN
                                  -------------------------
                                  William D. Griffin
                             Its: Senior Vice President and
                                  Chief Financial Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Peter R. Tierney and William D. Griffin, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                          Title                      Date
- ------------------------   -----------------------------------   -------------
/s/ PETER R. TIERNEY       Chairman of the Board, President      July 17, 1996
- ------------------------   and Chief Executive Officer
Peter R. Tierney           (Principal Executive Officer)


/s/ WILLIAM D. GRIFFIN     Director, Senior Vice President       July 17, 1996
- ------------------------   and Chief Financial Officer
William D. Griffin         (Principal Financial and Accounting
                           Officer)


/s/ ANTHONY SUN            Director                              July 17, 1996
- ------------------------
Anthony Sun


/s/ CHARLES S. GIBSON      Director                              July 17, 1996
- ------------------------
Charles S. Gibson


/s/ ERIC HERR              Director                              July 17, 1996
- ------------------------
Eric Herr


/s/ DEAN O. ALLEN          Director                              July 17, 1996
- ------------------------
Dean O. Allen

                                 EXHIBIT INDEX

 Exhibit                                                                    Sequentially
  Number                            Description                             Numbered Page
- ----------   ----------------------------------------------------         ------------------
    4.1       Certificate of Incorporation of the                          Incorporated
              Registrant.                                                  by reference/*/

    4.2       Bylaws of the Registrant.                                    Incorporated
                                                                           by reference/**/

    5.1       Opinion of Counsel (opinion re legality).                         9

   10.1       The Registrant's Employee Stock Purchase Plan.               Incorporated
                                                                           by reference/***/

   23.1       Consent of Ernst & Young LLP (Consent of Independent              10
              Accountants of the Registrant).

   23.2       Consent of Counsel (included in Exhibit 5.1).

   24.1       Power of Attorney (included in this Registration
              Statement under "Signatures").

- -----------------------------

/*/ Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on July 17, 1996, such previously filed exhibit being incorporated herein by this reference.

/**/ Filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on July 17, 1996, such previously filed exhibit being incorporated herein by this reference.

/***/ Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on July 17, 1996, such previously filed exhibit being incorporated herein by this reference.